Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Pacific Magtron International Corp.

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38994) pertaining to the 1998 Stock Option Plan of Pacific Magtron International Corp. of our report dated February 23, 2001, relating to the consolidated financial statements and schedule of Pacific Magtron International Corp. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ BDO Seidman, LLP

San Francisco, California
March 30, 2001